Exhibit 5.1

August 29, 2013

Ingles Markets, Incorporated

2913 U.S. Highway 70 West

Blue Mountain, North Carolina 28711

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Ingles Markets, Incorporated, a North Carolina corporation (the “Issuer”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-4, including the related prospectus and applicable exhibits thereto (the “Registration Statement”), to be filed on or about the date hereof with the Commission, relating to the proposed offering by the Issuer of up to $700,000,000 aggregate principal amount of the Issuer’s 5.75% Senior Notes due 2023 (the “New Notes”), which are to be registered under the Act pursuant to the Registration Statement, in exchange for an equal principal amount of the Issuer’s outstanding 5.75% Senior Notes (the “Old Notes”).

The New Notes are to be issued pursuant to the Indenture, dated as of June 12, 2013 (the “Indenture”), among the Issuer and Branch Banking and Trust Company, as trustee (the “Trustee”).

In rendering the opinions expressed below, we have examined and relied on the originals, certified, conformed or photostatic  copies, or otherwise identified to our satisfaction, of such agreements, documents and records of the Issuer, including (i) the Registration Statement, (ii) the Indenture; (iii) the form of the Registered Notes; (iv) the Articles of Incorporation, as amended, and the Amended and Restated By-Laws of the Company; and (v) the records of corporate proceedings of the Company related to the exchange offer, and such other instruments and certificates of public officials, officers and representatives of the Issuer and others as we have deemed necessary or appropriate to form the basis of the opinions hereinafter set forth.   We have examined and relied as to factual matters upon, and have assumed the accuracy of, the statements  and representations made in the certificates of public officials, officers and representatives of the Issuer and others delivered to us.  We have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinions.

In rendering the opinions expressed below, we have assumed, with your permission, without independent investigation or inquiry, (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents that we have examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, (iv) the legal capacity of all natural persons executing documents, (v) the power and authority of the Trustee to enter into and perform its obligations under the Indenture, (vi) the due authorization, execution and delivery of the Indenture by the Trustee, (vii) the enforceability of the Indenture against the Trustee and (viii) the due authentication of the New Notes on behalf of the Trustee in the manner provided in the Indenture.

Based upon and subject to the foregoing and the assumptions, limitations, qualifications and exceptions hereinafter set forth, we are of the opinion that, upon the execution and issuance of the New Notes by the Issuer and authentication of the New Notes by the Trustee in accordance with the Indenture and delivery of the New Notes against exchange therefor of the Old Notes, pursuant to the exchange offer described in the Registration Statement, the New Notes will constitute valid and binding obligations of the Issuer.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, and other similar laws relating to or affecting enforcement of creditors’ rights or remedies generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) the discretion of the court before which any proceeding therefor may be brought, (iv) to the extent required by any jurisdiction in which the Registered Notes are being executed in, the payment of any documentary stamp taxes that may be due in connection therewith and (v) concepts of good faith, reasonableness and fair dealing, and standards of materiality.

The opinions set forth above assume (i) the Registration Statement (including any amendments thereto) shall have become and be effective under the Securities Act at all relevant times and (ii) the execution and delivery of the Registered Notes have been duly authorized by all necessary action on the part of the Company.

We express no opinion with respect to:

(A) the effect of any provision of the Indenture or the Registered Notes which is intended to permit modification or waiver thereof only by means of an agreement signed in writing by the parties thereto;

(B) the effect of any provision of the Indenture or the Registered Notes imposing penalties or forfeitures or any late charges, prepayment penalties, default interest or other similar provisions which may be deemed to constitute penalties;

(C) the enforceability of any provision of any of the Indenture or the Registered Notes to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;

(D) the effect of waivers of applicable statutes of limitations;

(E) the enforceability of any provision of the Indenture regarding the severability of clauses or provisions of that document;

(F) the effect of any provision of the Indenture or the Registered Notes relating to indemnification, contribution or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or negligence of the indemnified or exculpated person or the person receiving contribution;

(G) the enforceability of the provisions of the Indenture or the Registered Notes (i) restricting access to legal or equitable remedies, (ii) purporting to waive or affect any rights to notices, (iii) allowing any party to declare indebtedness due and payable without notice (as some courts have held that acceleration may not be made except by an unequivocal act of the holder evidencing acceleration, which may include notice to the debtor), (iv) covenanting to take action the taking of which is discretionary with or subject to the approval of a third party or which is otherwise subject to contingencies the fulfillment of which are not within the control of the parties so covenanting, (v) providing for nonjudicial foreclosure, (vi) providing for specific performance and appointment of a receiver, (vii) providing that the Trustee’s or any holder of the Registered Notes failure to exercise any right, remedy or option under the documents shall not operate as a waiver, or (viii) purporting to establish evidentiary standards for suit or proceedings to enforce said documents;

(H) the validity, binding effect of enforceability of any provision of the Indenture and the Registered Notes related to choice of law, forum selection or submission to jurisdiction (including, without limitation, any express or implied waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York; and

(I) federal and state securities laws.

We are qualified to practice law in the States of New York and North Carolina and we do not purport to be experts on the law of any other jurisdiction other than the federal laws of the United States of America, and therefore express no opinion and make no representation with respect to the laws of any other jurisdiction.

Although we have acted as counsel to the Issuer in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted or represented the Issuer.

The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

This opinion is for your benefit and it may not be reprinted, reproduced or distributed to any other person for any purpose without our prior written consent, except that we hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus (as amended and/or supplemented) which is filed as part of the Registration Statement, and to the filing of this opinion as an exhibit to such Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company any other person, or any other document or agreement involved with the transactions contemplated by the Exchange Offer. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

Sincerely, /s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP